Exhibit 99.2

Vince Holding Corp. Files Registration Statement for Proposed Rights Offering

NEW YORK, New York – July 5, 2017 – Vince Holding Corp. (NYSE: VNCE), a leading global luxury apparel and accessories brand (“Vince” or the “Company”), today announced that it has filed a registration statement on Form S-3, including a preliminary prospectus, with the Securities and Exchange Commission (the “SEC”) for a proposed rights offering to existing stockholders (the “Rights Offering”).

Under the proposed Rights Offering, the Company would distribute non-transferrable subscription rights to its existing stockholders as of the record date to be determined, which would entitle the stockholders to purchase additional shares of the Company’s common stock on a pro rata basis.  As previously announced, Sun Capital Partners V, L.P., an affiliate of Sun Capital Partners, Inc., has agreed to enter into an investment agreement with the Company to backstop the Rights Offering for up to $30 million.  As of the date hereof, affiliates of Sun Capital Partners, Inc. hold approximately 58% of the Company’s outstanding common stock.

A registration statement on Form S-3 relating to the Rights Offering has been filed with the SEC by the Company but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Rights Offering, which is expected to commence following the effectiveness of the registration statement, will only be made by means of a prospectus. A preliminary prospectus relating to and describing the proposed terms of the rights offering has been filed with the SEC as a part of the registration statement and is available on the SEC's web site at  http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the Tax Receivable Agreement with the Pre-IPO Stockholders); our ability to continue as a going concern; our ability to successfully complete the proposed Rights Offering; our ability to successfully operate the newly implemented systems, processes, and functions recently transitioned from Kellwood Company; our ability to remediate the identified material weaknesses in our internal control over financial reporting; our ability to regain compliance with the continued listing standards of the New York Stock Exchange; our ability to ensure the proper operation of the distribution facility by a third party logistics provider recently transitioned from Kellwood; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth plans, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200